EXHIBIT 99.1

Investor Contact:	Press Contact:

Kate Sidorovich	Jaia Zimmerman
Market Street Partners	Niku Corporation
650-298-3176	650-298-5914
kate@marketstreetpartners.com	jzimmerman@niku.com

NIKU REPORTS FIRST QUARTER FINANCIAL RESULTS

REDWOOD CITY, CA – May 24, 2005 - Niku Corporation (Nasdaq: NIKU) today reported results for its first fiscal quarter ended April 30, 2005.

Total revenue for the first quarter was $18.9 million, up 32% from $14.4 million in the first quarter of the prior fiscal year and down 6% from $20.0 million in the fourth quarter of fiscal 2005. License revenue for the first quarter was $7.5 million, up 18% from $6.3 million in the first quarter of the prior fiscal year and down 20% from $9.4 million in the fourth quarter of fiscal 2005. Services revenue for the first quarter was $11.4 million, up 42% from $8.0 million in the first quarter of the prior fiscal year and up 7% from $10.6 million in the fourth quarter of fiscal 2005.

On a GAAP basis, the Company’s net income for the first quarter was $1.4 million, or $0.09 per share, up 202% from $0.5 million, or $0.04 per share, in the first quarter of the prior fiscal year and down 14% from $1.7 million, or $0.12 per share, in the fourth quarter of fiscal 2005. Non-GAAP net income for the first quarter was $1.4 million, or $0.09 per share, up 5% from $1.3 million, or $0.10 per share, in the first quarter of the prior fiscal year and down 44% from $2.4 million, or $0.17 per share, in the fourth quarter of fiscal 2005. Non-GAAP net income for the first quarter of the current fiscal year excludes a $0.1 million credit for stock-based compensation. Non-GAAP net income for the first quarter of the prior fiscal year excludes $0.6 million in restructuring charges and $0.2 million in stock-based compensation charges. Non-GAAP net income for the fourth quarter of fiscal 2005 excludes $0.7 million in stock-based compensation charges. Non-GAAP information is not prepared in accordance with GAAP and may vary from company to company.

The Company ended the quarter with $67.8 million in unrestricted cash and cash equivalents, compared to $65.6 million at January 31, 2005. DSO for the quarter was 69 days.

Joshua Pickus, Niku’s president and chief executive officer, said, “Pipeline growth, discussions with customers and prospects and feedback from channel partners all indicate that demand for governance solutions is growing. While first quarter license revenue fell short of our expectations, we believe we are well positioned to achieve our growth objectives for the year.”

Highlights of the Quarter

•	First sale under Computer Associates reseller agreement

•	Expansion of relationship with Capgemini to major U. S. and European outsourcing engagements

•	Training and engagement of dedicated Bearingpoint resources

•	Release of CPIC Accelerator product for Federal market and Content Pack for New Product Development organizations

•	Broad-based customer contribution, with leading customers in a wide range of industries, including:

•	Government and Public Administration: Department of Work and Pensions, Manitoba Ministry of Energy, Science and Technology, University of Tennessee, Virginia Department of Motor Vehicles

•	Financial Services: Banque Generale du Luxembourg, Baycorp Advantage, Compucredit, First Franklin Bank, National City Corporation, OP Bank Group, Rabobank

•	Business Services: Audatex Systems, First Consulting Group, Hothouse, Manpower, Steria

•	Technology: Aastra, Computer Associates, Eurotherm

•	Healthcare: Health Care Services Corporation, Montefiore Medical Center, Regence Group

•	Telecommunications: BT, Vodafone, Yell

•	Industrial: BlueScope Steel, CEMEX, Mittal Steel

Business Outlook

Niku also provided an outlook on its future business. For the second quarter, the Company expects total revenue in the range of $19.5 million to $20.5 million and non-GAAP earnings per share in the range of $0.12 to $0.14. For the full year, the Company reiterates its expectations for annual revenue growth in excess of 20%.

Conference Call

Niku’s management will review the financial results for the quarter and provide an outlook on Niku’s business in a conference call at 2:00 p.m. Pacific Time today, May 24, 2005. The conference call can be accessed via telephone and live WebCast. Interested parties should access the site, downloading any necessary audio software, at lease fifteen minutes prior to the call.

Dial-in Numbers: 800-638-4930 (international dial-in: 617-614-3944), participant pass-code: 35551730

WebCast site: http://www.niku.com/investorrelations.asp

About Niku Corporation

Niku Corporation (Nasdaq:NIKU) is the leader in IT Management and Governance (IT-MG) solutions and two-time winner of the Gartner PPM Summit “Best Vendor” award. More than 400,000 users at industry leaders such as Avon, BT, Eastman Chemical, HSBC, Manpower, Royal Caribbean Cruise Lines and Unilever depend on Niku software to maximize their “Return on IT.” With headquarters in Silicon Valley, Niku serves global customers from more than 20 offices worldwide.

For more information, contact info@niku.com or visit http://www.niku.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties concerning Niku’s Business Outlook for the quarter as well as Niku’s strategic and operational plans. Niku’s expectations are subject to change, and the results for the quarter could differ materially from the results currently anticipated. These statements are not guarantees of future performance. All forward-looking statements included in this release or the conference call are based on information available to Niku as of the date of the release, and Niku assumes no obligation to update any such forward-looking statements. Risks and uncertainties associated with Niku’s business that could cause actual results to differ from those predicted include, but are not limited to, weakness in the general economy or in IT spending in particular, lack of market acceptance of our products or services, the timing of customer licenses, delays or difficulties in implementing our products, difficulties in retaining and attracting qualified employees, risks related to international operations and competition. These risks and others are discussed in greater detail in the Company’s Form 10-K filed on April 15, 2005 and in its other filings with the SEC, which are on file with the SEC and available at the SEC’s website at http://www.sec.gov.

# # #

Niku and the Niku logo are registered trademarks and Clarity, Open Workbench and Project Workbench are trademarks of Niku Corporation in the United States and certain other countries. All other trademarks, trade names, and/or product names are used solely for the purpose of identification and are the property of their respective owners.

NIKU CORPORATION

GAAP Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2005	2004
Revenue:
License	$7,481	$6,331
Maintenance and service	11,409	8,022

Total revenue	18,890	14,353

Cost of revenue	6,241	3,854

Gross profit	12,649	10,499

Operating expenses:
Sales and marketing	7,408	5,420
Research and development	2,196	1,976
General and administrative	1,782	1,800
Restructuring	—	647
Stock-based compensation	(86)	176

Total operating expenses	11,300	10,019

Operating income	1,349	480
Interest and other income (expense), net	286	18

Income before income taxes	1,635	498

Provision for income taxes	187	19

Net income	$1,448	$479

Net income per share:

Net income - basic	$0.10	$0.04

Weighted average common shares - basic	15,063	12,116

Net income - diluted	$0.09	$0.04

Weighted average common shares - diluted	15,829	12,895

NIKU CORPORATION

GAAP Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2005	January 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$67,756	$65,616
Restricted cash	156	564
Accounts receivable, net	14,517	12,893
Prepaid expenses and other current assets	2,050	2,508

Total current assets	84,479	81,581

Property and equipment, net	1,892	1,534
Deposits and other assets	298	298

Total assets	$86,669	$83,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,980	$1,130
Accrued liabilities	9,951	11,093
Accrued restructuring	2,533	2,269
Current portion of capital lease obligations	747	605
Deferred revenue	10,291	10,902

Total current liabilities	26,502	25,999

Long-term accrued restructuring	5,004	5,519
Capital lease obligations, less current portion	348	315

Total liabilities	31,854	31,833

Stockholders’ equity	54,815	51,580

Total liabilities and stockholders’ equity	$86,669	$83,413

NIKU CORPORATION

Non-GAAP Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2005	2004
Revenue:
License	$7,481	$6,331
Maintenance and service	11,409	8,022

Total revenue	18,890	14,353

Cost of revenue	6,241	3,854

Gross profit	12,649	10,499

Operating expenses:
Sales and marketing	7,408	5,420
Research and development	2,196	1,976
General and administrative	1,782	1,800

Total operating expenses	11,386	9,196

Operating income	1,263	1,303
Interest and other income (expense), net	286	18

Income before income taxes	1,549	1,321

Provision for income taxes	187	19

Net income	$1,362	$1,302

Net income per share:

Net income - basic	$0.09	$0.11

Weighted average common shares - basic	15,063	12,116

Net income - diluted	$0.09	$0.10

Weighted average common shares - diluted	15,829	12,895

(1)	The non-GAAP statements of income are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). They should be read only in conjunction with the preceding statements of income prepared in accordance with GAAP and the reconciliation of GAAP net income to non-GAAP net income on the next page.

NIKU CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Net Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2005	2004
GAAP net income	$1,448	$479
Restructuring	—	647
Stock-based compensation	(86)	176

Non-GAAP net income	$1,362	$1,302

Net income per share:

Net income - basic	$0.09	$0.11

Weighted average common shares - basic	15,063	12,116

Net income - diluted	$0.09	$0.10

Weighted average common shares - diluted	15,829	12,895

(1)	The non-GAAP statements of income are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). They should be read only in conjunction with the preceding statements of income prepared in accordance with GAAP.